                                                               EXHIBIT (h)(3)(B)

            FIRST AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT

         FIRST AMENDMENT made as of this 1st day of June, 2001 to the TRANSFER AGENCY AND SERVICE AGREEMENT, dated October 1, 1999 (the "Agreement") between LSA VARIABLE SERIES TRUST, a business trust organized and registered under the laws of the state of Delaware (the "Trust"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

         WHEREAS, the Trust and the Bank have entered into the Agreement;

         WHEREAS, Section 18 of the Agreement provides that the Agreement may be amended or modified only by a written agreement executed by both parties to the Agreement;

         NOW, THEREFORE, the Trust and the Bank agree to amend the Agreement as follows:

         1. DEFINITIONS. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

         2. FEES AND EXPENSES. Section 10 of the Agreement is hereby amended by deleting paragraphs 10.1 and 10.2 thereof in their entirety and inserting in lieu thereof the following:

         "10.1 For performance by the Bank pursuant to this Agreement, the Fund(s) agree to pay the Bank an annual maintenance fee as may be agreed in writing between the parties.

         10.2 In addition to the fee paid under Section 10.1 above, the Fund(s) agree to reimburse the Bank for out-of-pocket expenses or advances incurred by the Bank in performing its obligations under this Agreement as may be agreed in writing between the parties. In addition, any other expenses incurred by the Bank at the request or with the written consent of the Fund(s) including, without limitation, any equipment or supplies which the Trust specifically orders or requires the Bank to purchase, will be reimbursed by the Fund(s)."

         3. APPENDIX B. Appendix B to the Agreement is deleted in its entirety and reserved.

         4. TERM OF AGREEMENT. The first sentence in Section 15 of the Transfer Agency and Service Agreement is hereby amended by replacing the words "The term of this Agreement shall be three years commencing upon the date hereof" with the words "This Agreement shall remain in effect until August 1, 2004"

         5. ADDITIONAL FUNDS. APPENDIX A to the Agreement shall be amended by deleting such APPENDIX A in its entirety and inserting in lieu thereof APPENDIX A as attached hereto.

         6.  MISCELLANEOUS.

         (a) Except as amended hereby, the Agreement shall remain in full force and effect.

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

         (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and the year first above written.

                                            LSA VARIABLE SERIES TRUST

                                            By:     /s/ John R. Hunter
                                                    -----------------------
                                            Name:   John R. Hunter
                                            Title:  President



                                            INVESTORS BANK & TRUST COMPANY



                                            By:     /s/ Andrew M. Nesvet
                                                    -----------------------
                                            Name:   Andrew M. Nesvet
                                            Title:  Senior Director

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

                                  APPENDIX A

                          LSA VARIABLE SERIES TRUST

                                  FUND LIST

       IBT
     Account                   Fund                                            Adviser
     -------                   ----                                            -------
       255         Focused Equity Fund                             Morgan Stanley Asset Management
       260         Growth Equity Fund                              Goldman Sachs Asset Management
       265         Disciplined Equity Fund                         JP Morgan Investment Management
       270         Value Equity Fund                               Salomon Brothers Asset Management
       275         Balanced Fund                                   OpCap Advisors
       280         Emerging Growth Equity Fund                     RS Investment Management, L.P.
       256         Aggressive Growth Fund                          Van Kampen Investment Advisory Corp.
       257         Mid Cap Value Fund                              Van Kampen Investment Advisory Corp.
       253         Capital Appreciation Fund                       Janus Capital Corp.
       254         Diversified Mid-Cap Fund                        Fidelity Management & Research Co.
       251         Basic Value Fund                                A I M Capital Management, Inc.
       252         Blue Chip Fund                                  A I M Capital Management, Inc.

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